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                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to the inclusion in this Amendment No. 3 to Registration Statement on Form S-1 (Registration No. 333-70919) of our reports dated
January 30, 1998, except for note 4 as to which the date is May 8 and Note 8 as to which the date is June 10, 1998, on our audits of the consolidated financial statements and financial statement schedule of MicroStrategy Incorporated. We also consent to the reference to our firm under the captions "Experts".


                                                      PricewaterhouseCoopers LLP


McLean, Virginia
February 10, 1999